UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2010

VERENIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Cambridge Parkway, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 674-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase Agreement and Related Agreements

As previously reported by Verenium Corporation (the “Company”) on July 15, 2010, the Company announced that it had entered into an Asset Purchase Agreement (the “Purchase Agreement”) with BP Biofuels North America LLC (“BP”) whereby BP will purchase Verenium’s cellulosic biofuels business, which operates through the Company’s wholly-owned subsidiary, Verenium Biofuels Corporation (“Verenium Biofuels”), for a purchase price of $98.3 million, subject to adjustment. Pursuant to the Purchase Agreement, dated July 14, 2010, BP will acquire all of the capital stock of Verenium Biofuels, as well as assets of the Company, including intellectual property, that are used in or related to its cellulosic biofuels business. The Company will retain all assets used exclusively in its specialty enzymes business. The closing is expected to occur in the third quarter of 2010, following the satisfaction of certain conditions, including regulatory approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

As a result of the acquisition of Verenium Biofuels, BP will acquire ownership of the Company’s land, pilot plant and demonstration plant located in Jennings, Louisiana, and will become the sole investor in Galaxy Biofuels LLC and Vercipia Biofuels, LLC, the two joint ventures previously formed by the Company and BP.

BP will assume the lease of the Company’s research and development facilities in San Diego, California, and will enter into a sublease agreement with the Company with respect to portions of the San Diego facilities which the Company will continue to occupy. The Company will retain the lease to its executive offices in Cambridge, Massachusetts.

The Purchase Agreement provides for certain indemnification obligations by the Company for breaches of representations and warranties made by the Company in the Purchase Agreement, most of which survive for a period of 18 months following the closing. The Company is not required to make any indemnification payments until aggregate claims exceed $2 million, and then only with respect to the amount by which claims exceed that amount. The Company’s maximum indemnification liability is generally capped at $10 million with respect to most representations. To cover the Company’s indemnification obligations, the Purchase Agreement provides that $5 million of the $98.3 million purchase price will be placed in escrow pursuant to an escrow agreement to be entered into at closing, of which 50% will be released after nine months and 100% will be released after 18 months following the closing.

Pursuant to the terms of the Purchase Agreement, certain employees of the Company whose services are used in the biofuels business will be transferred to BP at closing. The Company and BP will enter into transition services agreements with respect to the provision of certain transitional support services for a period of two years following the closing.

The Purchase Agreement provides that at the closing, the Company and BP will enter into license agreements pursuant to which the Company will grant BP a license to certain intellectual property retained by the Company, and BP will grant a license to the Company to certain intellectual property acquired by BP. With respect to most of such intellectual property, the licenses are nonexclusive, worldwide, perpetual, royalty-free and sublicensable, subject to certain field-of-use restrictions in the case of the license to BP. The parties will also enter into a sublicense agreement pursuant to which the Company will receive a sublicense to certain intellectual property acquired by BP that is licensed from a third party, as well as a joint intellectual property agreement governing the joint ownership by BP and the Company of certain intellectual property in which each of BP and the Company will have an equal, undivided joint ownership interest following the closing.

The Purchase Agreement also provides that the Company and BP will enter into non-competition agreements which restrict the respective activities in which the parties may engage for certain time periods following the closing, impose confidentiality obligations with respect to proprietary information acquired from the other party, and prohibit the solicitation of the other party’s employees for a period of two years following the closing.

The foregoing description of the terms of the Purchase Agreement and the related agreements contemplated thereby is qualified in its entirety by reference to the Purchase Agreement and the forms of the related agreements attached thereto, copies of which are included as Exhibit 2.1 hereto and incorporated herein by reference in their entirety.

Third Extension of Joint Development Program

On July 14, 2010, in connection with the execution of the Purchase Agreement, Verenium Biofuels entered into a third extension agreement (the “Extension”) relating to the existing amended Joint Development and License Agreement (the “JDLA”) by and among Verenium Biofuels, BP and Galaxy Biofuels LLC dated August 6, 2008, focused on the development and commercialization of cellulosic ethanol technologies and previously scheduled to expire on August 1, 2010. The principal purpose of the Extension is to extend the joint development program conducted pursuant to the JDLA until the earlier of (i) October 14, 2010, (ii) the closing of the acquisition under the Purchase Agreement or (iii) the termination of the Purchase Agreement. The financial terms of the Extension include an initial cash payment to Verenium Biofuels by BP of approximately $1.4 million and semi-monthly cash payments to Verenium Biofuels by BP of $2.5 million for the continued performance of Verenium’s obligations under the joint development program during the period of the further extension.

The foregoing description of the terms of the Extension is qualified in its entirety by reference to the Extension, a copy of which is included as Exhibit 99.1 hereto and incorporated herein by reference in its entirety.

Item 8.01	Other Events.

In connection with the sale of its cellulosic biofuels business pursuant to the Purchase Agreement as described in Item 1.01 above (the “Transaction”), which information is incorporated herein by reference, the Company has elected voluntarily to provide certain unaudited pro forma financial information. The unaudited pro forma financial statements, and the related notes thereto, are included as Exhibit 99.2 hereto. The accompanying unaudited pro forma consolidated statements of operations for the year ended December 31, 2009 and the three months ended March 31, 2010, give effect to the Transaction as if it had been consummated at the beginning of the periods presented. The accompanying unaudited pro forma condensed consolidated balance sheet as of March 31, 2010 gives effect to Transaction as if it had been consummated as of March 31, 2010.

The historical financial information on which the pro forma statements are based is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which was filed on March 16, 2010, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, which was filed on May 10, 2010. The pro forma consolidated financial statements and the notes thereto should be read in conjunction with these historical consolidated financial statements.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are subject to a number of assumptions which may not be indicative of the results of operations that would have occurred had the disposition been completed at the dates indicated or what the results will be for any future periods

Forward Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty. These include, but are not limited to, statements related to the closing of the sale of Verenium’s biofuels business to BP, Verenium’s lines of business, operations, capabilities, commercialization activities, joint ventures, cellulosic ethanol facilities, corporate partnerships, target markets and future financial performance, results and objectives, all of which are prospective. Such statements are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to the differences include, but are not limited to, the failure or inability of Verenium to satisfy all closing conditions related to the sale of its biofuels business, the inability of the parties to consummate the transaction for regulatory or other legal reasons, risks associated with Verenium’s strategic focus, risks associated with Verenium’s technologies and intellectual property, risks associated with Verenium’s ability to obtain additional capital to support its planned operations and financial obligations, risks associated with Verenium’s dependence on patents and proprietary rights, risks associated with Verenium’s protection and enforcement of its patents and proprietary rights, the commercial prospects of the alternative fuels industry, Verenium’s dependence on, manufacturing, and/or license agreements, and its ability to achieve milestones under existing and future collaboration agreements, the ability of Verenium and its partners to commercialize its technologies and products (including by obtaining any required regulatory approvals) using Verenium’s technologies and timing for launching any commercial products and projects, the ability of Verenium and its collaborators to market and sell any products that it or they commercialize, the development or availability of competitive products or technologies, the future ability of Verenium to enter into and/or maintain collaboration and joint venture agreements and licenses, changes in the U.S. or global energy markets and laws and regulations applicable to them, and risks and other uncertainties more fully described in Verenium’s filings with the Securities and Exchange Commission, including, but not limited to, Verenium’s annual report on Form 10-K for the year ended December 31, 2009 and any updates contained in its subsequently filed quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date hereof, and Verenium expressly disclaims any intent or obligation to update these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The information provided in Item 8.01 is incorporated herein by reference.

Any additional pro forma financial information required by this Item upon the completion of the Transaction will be filed as and when required by applicable rules and regulations.

(d)	Exhibits.

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated as of July 14, 2010, by and between BP Biofuels North America LLC and Verenium Corporation.

99.1	Third Extension Agreement to Joint Development and License Agreement, dated as of July 14, 2010, by and among BP Biofuels North America LLC, Verenium Biofuels Corporation and Galaxy Biofuels LLC.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: July 19, 2010	By:	/s/ JAMES E. LEVINE
	Name:	James E. Levine
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated as of July 14, 2010, by and between BP Biofuels North America LLC and Verenium Corporation.

99.1	Third Extension Agreement to Joint Development and License Agreement, dated as of July 14, 2010, by and among BP Biofuels North America LLC, Verenium Biofuels Corporation and Galaxy Biofuels LLC.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information.